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                                                                   EXHIBIT 10.25

 Escrow Agreement with respect to Option Agreements, dated as of June 15, 2000, by and among Manfred Weise, Dennis Robert Weise, Patrick Norbert Weise, a civil partnership and the Registrant.

                                Escrow Agreement

                     with respect to the Option Agreements

between

           Manfred Weise, Dennis Robert Weise, Patrick Norbert Weise
                                           (the "Shareholders" or the "Sellers")

and

                           On Track Innovations Ltd.
                                                                         ("OTI")

and

                             M M Warburg & Co. KGaA
                                                                    (the "Bank")

 (the Shareholders, OTI and the Bank hereinafter referred to as the "Parties")

Whereas: The Parties have entered into a Share Purchase Agreement (the "SPA"), dated June 15, 2000 pursuant to which OTI has acquired 51% ownership of
         (i) Intercard GmbH Kartensysteme, registered in the Commercial Register of the local court Villingen-Schwenningen under No. HRB 603 and having its offices at Auf der Steig 6, 78052 Villingen-Schwenningen ("InterCard K"), and InterCard GmbH Systemelectronic, registered in the Commercial Register of the local court Villingen-Schwenningen under No. HRB 532 and having its offices at MuhlenstraBe 2, 78073 Bad Durrheim ("InterCard S", collectively referred to in this Agreement as "InterCard" or the "Companies") from the Shareholders, and,

Whereas: The Sellers own the remaining 49% ownership interest in InterCard
         (hereinafter the "Remaining" or "Option Interest") or are entitled by way of call options granted by Mr. Werner Messmer to acquire the Remaining Interest (the "Messmer Options").

Whereas: The Sellers and OTI have entered into a Put Option Agreement (the "Put
         Option") and a Call Option Agreement (the "Call Option", collectively the "Options") pursuant to which the Sellers may sell the Remaining Interests to OTI or OTI may acquire the Remaining Interests. The acceptance of the Put Option by the Shareholders shall substantially be in the form of Exhibit A, the acceptance of the Call Option by OTI shall substantially be in the form of Exhibit B, both as a notarial deed,

Whereas: The Sellers and OTI have agreed in the SPA and the Options to pay the purchase prices for the Sold Interest (as defined in the SPA) and the Option Interest by way of transferring ordinary shares of NIS 0.01 n.v. each of OTI (hereinafter referred to as "OTI Shares") to the Shareholders and have agreed on a mechanism by way of which the Bank is instructed to act as agent in relation to the transfer of the OTI Shares to the Shareholders.

NOW, THEREFORE, the Parties agree as follows:

1.  Escrow Account

1.1 The Bank shall establish an escrow account (the "Escrow Account") in the name of OTI to which OTI is obliged and entitled to transfer OTI Shares as purchase price for the Sold Interest.

1.2 OTI shall irrevocably transfer to the Bank (without any right of recall except for OTI's right to the Remainder according to Section 4 and free of any third party rights) OTI Shares in an aggregate value of DM 7,700,000 according to the official average closing price of an OTI Share in the Neuer Markt, traded in Frankfurt at the Xetra system (such official average closing price hereinafter referred to as the "Closing Price"), in the 3 (three) trading days of May 29 to 31, 2000, which are admitted to trading at Deutsche Borse AG in the Neuer Markt (the "OTI Trust Shares").

1.3 As long as any OTI Trust Shares are held in the Escrow Account with the Bank they shall be "frozen" (as understood in accordance with the Israeli Companies Law), i.e. the OTI Trust Shares shall not have any of the rights attached to an OTI Share under OTI's Articles of Association, in particular the right to vote and the right to receive profits.

2. Option Price

2.1 As Option Price the Shareholders and OTI agreed on a total amount of DM 7,000,000 (the "Option Price") or - with regard to the Call Option - on a reduced amount (the "Reduced Option Price"). The whole Option Price is payable in OTI Shares. Mr. Manfred Weise is irrevocably authorized by the other Shareholders to receive the entire Option Price. OTI irrevocably instructs by these presents the Bank to transfer the amount of the OTI Trust Shares which is required to be transferred for the payment of the Option Price or the Reduced Option Price, as the case may be, to the following account.

    Manfred Weise, Baden-Wurttembergische Bank AG, account no. 6208275540, bank sort code 694 210 20, S.W.I.F.T. BWBK DE 6S 694.

2.2 In the event that the Put Option or the Call Option is exercised, OTI irrevocably instructs by these presents the Bank to transfer the amount of the OTI Trust Shares which is required to be transferred for the payment of the Option Price or the Reduced Option Price, as the case may be, according to the following provisions. Proof of the exercise of the Put or the Call Option shall be deemed to be given by presenting a certified copy of the exercise of the Put Option or the Call Option to the Bank in the form of Exhibit A or B, as the case may be, specifying the purchase price to be paid (the "Exercise").

2.3 The Bank shall pay the Option Price or the Reduced Option Price, as the case may be, from the Escrow Account in 7 (seven) equal instalments (the "Option Instalments"), each totalling DM 1,000,000 (one million Deutsche Mark) or an accordingly reduced amount in case of the Reduced Option Price. The Bank shall transfer the Option Instalments in OTI Shares as follows:

    2.3.1 The first Instalment (the "First Option Instalment") shall be paid on the first or the fifteenth day of the month following the exercise of the Option, whichever day is earlier (the "First Option Instalment Date"),

    2.3.2 The second Instalment (the "Second Option Instalment") shall be paid one month after the First Option Instalment Date (the "Second Option Instalment Date"),

    2.3.3 The third Instalment (the "Third Option Instalment") shall be paid two months after the First Option Instalment Date (the "Third Option Instalment Date"),

    2.3.4 The fourth Instalment (the "Fourth Option Instalment") shall be paid three months after the First Option Instalment Date (the "Fourth Option Instalment Date"),

    2.3.5 The fifth Instalment (the "Fifth Option Instalment") shall be paid four months after the First Option Instalment (the "Fifth Option Instalment Date"),

    2.3.6 The sixth Instalment (the "Sixth Option Instalment") shall be paid five months after the First Option Instalment (the "Sixth Option Instalment Date"),

    2.3.7 The seventh Instalment (the "Seventh Option Instalment") shall be paid six months after the First Option Instalment (the "Seventh Option Instalment Date"),
    (and the First until the Sixth Option Instalments shall be referred to collectively as the "First Option Instalments"; and the First until the Seventh Instalment Dates shall be referred to collectively as the "Option Instalment Dates").

2.4 The Bank shall determine the number of OTI Trust Shares transferred to the Shareholders as payment of the Option Price or the Reduced Option Price, as the case may be, for each of the Option Instalments in accordance with the Closing Price of an OTI share in the 3 (three) trading days prior to the relevant Option Instalment Date. In the event that these instalments as calculated above do not result in a whole number of OTI Shares, then these shall be rounded up by the Bank accordingly.

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2.5 Prior to the Seventh Instalment the Bank shall make a calculation of the aggregate Deutsche Mark value of each of the First Option Instalments according to 20 (twenty) trading days Closing Price following the relevant Instalment Date of each of them (the "Aggregate Option Value"). The Deutsche Mark amount of the Seventh Instalment shall be calculated as the difference between the Option Price or the Reduced Option Price, as the case may be, less the Aggregate Option Value, and shall be transferred in OTI Shares in accordance with the provisions of Section 2.4 above.

2.6 Seven months after the First Option Instalment Date (the "Eighth Option Instalment Date"), the Bank shall make a calculation to the effect that the amount of the Aggregate Option Value and the value of the Seventh Instalment according to 20 trading days average market price following the Seventh Instalment Date shall be added together (the "Final Option Value"). If the Final Option Value amounts to less than the Option Price or the Reduced Option Price, as the case may be, the amount of difference shall be transferred by the Bank to Manfred Weise in OTI Shares in accordance with the provisions of Section 2.4 above.

2.7 If there are not enough OTI Shares in the Escrow Account with the Bank to transfer to the Shareholders for the payment of the Option Price the Bank shall inform OTI and the Shareholders immediately. No further action of the bank is required.

3. Confirmation of Receipt of the OTI Trust Shares

The Bank shall immediately after the irrevocable receipt of the OTI Trust Shares (without any right of recall of OTI whatsoever except for OTI's right to the Remainder according to Section 4) confirm in writing to Manfred Weise (on behalf of the Shareholders) and to OTI the irrevocable receipt of the OTI Trust Shares (without any right of recall of OTI whatsoever except for OTI's right to the Remainder according to Section 4) (the "Confirmation"). The Confirmation shall in substantially the form attached hereto as Exhibit C.

4. Remainder of OTI Trust Shares

The Bank shall hold the remainder, if any, of the OTI Trust Shares in the Escrow Account

* once all transfers of the OTI Trust Shares from the Escrow Account to the Shareholders have been carried out in accordance with Section 2 of this Agreement; or

* if the Bank has not received a notice of the exercise of the Option pursuant to Section 2.2 of this Agreement until January 5, 2002,

and the Bank shall act with respect to such remainder in accordance with OTI's instructions without any right of the Shareholders to such remainder.

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5.  Costs

5.1 The Bank receives a fee of 2.25% of the Option Price or the Reduced Option Price, as the case may be (the "Fee"). The entire remuneration and expenses of the Bank shall be deemed to be covered by payment of the Fee. Thereby 1% of the Interest Price is attributed to the remuneration and expenses for the transfer of the OTI Shares, 1.25% of this amount is attributed to the escrow function of the Bank according to the terms and conditions of this Agreement. The Fee shall be due when the First Instalment is effected in accordance with Sections 2.3, 2.4 of this Agreement.

5.2 The Fee incurred by the Bank shall be borne by OTI 50% and the Shareholders 50% equally.

6.  Addresses

The Parties' addresses for the purpose of this Agreement are as set forth below, unless otherwise notified in writing to all parties:

    Shareholders:
    Address: Manfred Weise, Eschenweg 8, D-78244 Gottmadingen
    Tel: ++49-7731-978615
    Fax: ++49-7731-978606
    Copy to Gleiss Lutz Hootz Hirsch:
    Attention: Dr. Stephan Wilske
    Address: MaybachstraBe 6, D-70469 Stuttgart
    Tel: ++49-711-89970
    Fax: ++49-711-855096

    OTI
    Address: Z.H.R. I.Z., Rosh Pina 12000, Israel
    Tel: ++972-6-6938884
    Fax: ++972-6-6938887
    Copy to White & Case:
    Attention: Thomas Schrell/Johannes Lubking/Torsten Koller
    Address: Bockenheimer LandstraBe 51-53, D-60325 Frankfurt am Main
    Tel: ++49-69-713 770
    Fax: ++49-69-713 77 100

7.  Miscellaneous

7.1 Governing Law. This Agreement shall be governed by the laws of the Federal Republic of Germany without regard to its conflict of law provisions.

7.2 Partial Invalidity. If one or more provisions of this Agreement should be or become wholly or partially invalid, void or impracticable, the validity of the other provisions of this Agreement shall not be affected thereby. The same shall apply if it should transpire that this Agreement contains a gap. In place of the invalid, void or impracticable provision (or, as the case may be, in order to fill the gap) the parties to this Agreement shall agree on an appropriate provision which comes as close as legally possible to what the parties were trying to achieve with the invalid, void or impracticable provision (or, as the case may be, the invalid, void or impracticable part thereof). In the event that a gap in this Agreement needs to be filled, a provision shall be agreed upon which, in view of the purpose and intent of this Agreement, comes as close as possible to what the parties would have agreed if they had been aware of the gap at the time that this Agreement was concluded.

7.3 Liability of the Bank. The Bank shall be liable only for the care it employs in its own affairs.

/s/ Manfred Weise
Manfred Weise

/s/ Dennis Weise
Dennis Weise

/s/ Patrick Weise
Patrick Weise

On Track Innovations Ltd.
ON TRACK INNOVATIONS LTD.

M.M. Warburg & Co KGaA

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                                                                       EXHIBIT A

Acceptance of the Put Option

                               EXERCISE OF OPTION

                                      (1)

By way of notarial deed dated 15 June 2000 - Deed Roll No. 960/2000 of the notary public Dr. Rolf Jauch, Stuttgart (hereinafter referred to as the Put Option Agreement) On Track Innovations Ltd., a public company duly organized and existing under the laws of the State of Israel (Reg. No.: 52-004268-2), has offered to Messrs. Manfred Weise, Dennis Robert Weise and Patrick Norbert Weise, both in their individual capacity and as shareholders of the Civil Partnership, to purchase and acquire ownership interests in InterCard GmbH Kartensysteme, a company registered with the Commercial Register of the Villingen-Schwenningen Local Court under HRB 603 and InterCard GmbH Systemelectronic, a company registered with the Commercial Register of the Villingen-Schwenningen Local Court under HRB 532 (both companies hereinafter referred to as InterCard).

     (hereinafter referred to as the Put Option)

With regard to the details of the Put Option, reference is made to the Put Option Agreement.

                                      (2)

Now therefore, Messrs. Manfred Weise, Dennis Robert Weise and Patrick Norbert Weise, both in their individual capacity and as shareholders of the Civil Partnership, declare the acceptance of the offer made under the Put Option Agreement. The acceptance is made subject to the conditions of the Put Option Agreement.

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                                                                       EXHIBIT B

Acceptance of the Call Option

                               EXERCISE OF OPTION

                                      (1)

By way of notarial deed dated 15 June 2000 - Deed Roll No. 961/2000 of the notary public Dr. Rolf Jauch, Stuttgart (hereinafter referred to as the Call Option Agreement) Messrs. Manfred Weise, Dennis Robert Weise and Patrick Norbert Weise, both in their individual capacity and as shareholders of a civil partnership under the German Civil Code (BGB), have offered to On Track Innovations Ltd, a public company duly organized and existing under the laws of Israel (Reg. No.: 52-004268-2) (hereinafter referred to as OTI) to sell and transfer ownership interests in InterCard GmbH Kartensysteme, a company registered with the Commercial Register of the Villingen-Schwenningen Local Court under HRB 603 and InterCard GmbH Systemelectronic, a company registered with the Commercial Register of the Villingen-Schwenningen Local Court under HRB 532 (both companies hereinafter referred to as InterCard).

     (hereinafter referred to as the Call Option)

With regard to the details of the Call Option, reference is made to the Call Option Agreement.

                                      (2)

Now therefore, OTI declares the acceptance of the offer made under the Call Option Agreement. The acceptance is made subject to the conditions of the Call Option Agreement.

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                                                                       EXHIBIT C

                    [Letterhead of M.M. Warburg & Co. KGaA]

Manfred Weise
Eschenweg 8
D-78244 Gottmadingen
Fax: ++49-7731-978606

On Track Innovations Ltd.
Z.H.R. I.Z.
Rosh Pina 12000
Israel
Fax: ++972-6-6938887

cc: Gleiss Lutz Hootz Hirsch
    Attention: Dr. Stephan Wilske
    Maybachstr 6
    D-70469 Stuttgart
    Fax: ++49-711-855096

    White & Case
    Attention: Thomas Schrell/Johannes Lubking/Torsten Koller
    Bockenheimer LandstraBe 51-53
    D-60325 Frankfurt am Main
    Fax: ++49-69-713 77 100

Confirmation of Receipt of the OTI Trust Shares

Gentlemen,

In accordance with Section 3 of the Escrow Agreement with respect to the Option Agreements of June 30, 2000 by and between Manfred Weise, Dennis Robert Weise, Patrick Norbert Weise (the "Shareholders"), On Track Innovations Ltd. ("OTI") and M.M. Warburg & Co. KGaA ("Escrow Agreement") we hereby confirm the irrevocable receipt of the OTI Trust Shares without any right of recall of OTI whatosever except for OTI's right to the Remainder according to Section 4 of the Escrow Agreement with respect to the Option Agreements.

Sincerely yours,

M.M. Warburg & Co. KGaA